UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 2015

COLT DEFENSE LLC

COLT FINANCE CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

32-0031950
333-171547	27-1237687
(Registration Number)	(IRS Employer Identification Number)

547 New Park Avenue, West Hartford, CT	06110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (860) 232-4489

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accountant

On December 30, 2015, Colt Defense LLC (the “Company”) dismissed PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm. The decision to dismiss PwC was effective on December 30, 2015, after being recommended by the Company’s audit committee and approved by the Company’s board of directors (the “Board”).

The report of PwC on the Company’s consolidated financial statements for the fiscal year ended December 31, 2013 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principle except the report indicated that as a result of liquidity challenges there was substantial doubt about the Company’s ability to continue as a going concern.  PwC did not issue a report on the Company’s consolidated financial statements for the fiscal year ended December 31, 2014.

During the Company’s fiscal years ended December 31, 2014 and December 31, 2013, and the interim period from January 1, 2015 through and including December 30, 2015, the date of PwC’s dismissal, (i) there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreement in connection with its reports on the Company’s consolidated financial statements for such years or any subsequent interim period through the date of dismissal, and (ii) there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K) except as follows.

The Company reported that its disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended) were not effective as of December 31, 2013, March 30, 2014, June 29, 2014 and September 28, 2014 in the Company’s annual report for the fiscal year ended December 31, 2013 and the Company’s quarterly reports for the quarterly periods ended March 30, 2014, June 29, 2014 and September 28, 2014 and that the Company’s internal control over financial reporting was not effective as of December 31, 2013 in the Company’s annual report for the fiscal year ended December 31, 2013, in each case, because of a material weakness in its internal control over financial reporting relating to contract modifications. Specifically, we did not appropriately consider the accounting implications of a contract modification to the M240 machine gun program for the US government.    Further, in February 2015, as previously disclosed, management concluded that the Company did not maintain effective controls over (i) the preparation and review of its financial statement disclosures and (ii) the accuracy of inventory transactions as of December 31, 2014, including that it did not process inventory transactions timely and/or accurately and that the Company’s detective controls did not prevent the inaccuracies. Management has determined that these two above control deficiencies also constitute material weaknesses.  A material weakness is a deficiency, or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis.

Also, as noted in the Company’s Annual Report on Form 10-K/A (Amendment No. 2) for the fiscal year ended December 31, 2013, filed May 7, 2015, the Company had preliminarily determined, through its Step I goodwill impairment analysis, that the fair value of its West Hartford reporting unit was less than its carrying value and the Company was working to complete Step II of the goodwill impairment analysis to determine the actual amount of the non-cash impairment charge to be recorded in the fourth quarter of 2014 and that the Company may also need to record a non-cash impairment charge with respect to its indefinite-lived trademarks in the fourth quarter of 2014.  The preliminary Step II goodwill impairment analysis indicated that the Company will need to record a non-cash impairment charge in the fourth quarter of 2014 to write-off all of the Company’s West Hartford reporting unit’s goodwill.  The goodwill recorded at the Company’s West Hartford reporting unit as of September 28, 2014 was $41.1 million.  The Company reported that its preliminary impairment analysis with respect to its indefinite-lived trademarks indicates that the Company will need to record a non-cash impairment charge in the fourth quarter of 2014 of $11.8 million.  The carrying value of the Company’s indefinite-lived trademarks recorded at September 28, 2014 was $50.1 million.  The Company previously reported that its preliminary analysis did not indicate any other fourth quarter 2014 impairment charges with respect to its other tangible or intangible assets.  The impairment of the Company’s West Hartford reporting unit’s goodwill and indefinite-lived trademarks was a result of decreased revenue and earnings projections as a result of the decline in market demand for its commercial modern sporting rifle (“MSR”), declines in demand for the Company’s commercial handguns and delays in the timing of U.S. Government and certain international sales. The Company’s impairment analyses have not been subject to audit.

On June 14, 2015, the Company filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware.

The Audit Committee discussed these matters with PwC and has authorized PwC to respond fully to the inquiries of the successor auditor.

The Company provided PwC with a copy of this Form 8-K and requested that PwC provide the Company with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of the letter from PwC addressed to the SEC, dated January 6, 2016, is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Newly Appointed Independent Registered Public Accountant

On December 30, 2015, following the recommendation of the Company’s audit committee, the Board approved the engagement of Blum, Shapiro & Company, P.C. (“BlumShapiro”), an independent public accounting firm, as its principal accountant to perform independent audit services beginning with the fiscal year ending December 31, 2015. During the Company’s fiscal years ended December 31, 2014 and December 31, 2013, and the interim period from January 1, 2015 through and including December 30, 2015, the date of BlumShapiro’s engagement, neither the Company, nor anyone acting on its behalf, consulted BlumShapiro regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, in any case where a written report or oral advice was provided to the Company by BlumShapiro that BlumShapiro concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as that term is described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits.

The following exhibits are being filed as part of this report:

Exhibit No.	Description

16.1	Letter from PricewaterhouseCoopers LLP, dated January 6, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLT DEFENSE LLC

	By:	/s/ Scott Flaherty
Date: January 6, 2016		Scott Flaherty
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from PricewaterhouseCoopers LLP, dated January 6, 2016.